UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2023
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01.	Entry into Material Definitive Agreement.
The information set forth in Item 3.03 of this Current Report on Form 8-K related to the Rights Agreement Amendment (as defined therein) is incorporated herein by reference.
The information set forth in Item 7.01 of this Current Report on Form 8-K related to the Waiver (as defined therein) is incorporated herein by reference. The description of the Waiver set forth in Item 7.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth in Item 3.03 of this Current Report on Form 8-K related to the Rights Agreement Amendment is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
On March 22, 2023, Masimo Corporation (the “Company”) and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of September 9, 2022 (the “Rights Agreement”), by and between the Company and the Rights Agent. The Rights Agreement Amendment accelerated the expiration of the Company’s preferred stock purchase rights (the “Rights”) under the Rights Agreement to 5:00 P.M., New York time, on March 22, 2023, and the Rights Agreement terminated at such time. At the time of the termination of the Rights Agreement, all Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
Board Approval for De-Classification Proposal
On March 22, 2023, the Company’s board of directors (the “Board”) approved, subject to the prior approval of the Company’s stockholders, an amendment to the Company’s Amended and Restated Certificate of Incorporation, pursuant to which the Company will phase-in the declassification of the Board over four years, whereby all members of the Board that are elected after the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting) will be elected for annual terms.
Board Determination to Add Two New Directors
On March 23, 2023, the Company announced that the Board intends to expand its size from five to seven members and that the Nominating, Compliance and Corporate Governance Committee of the Board has initiated a search process for two new, highly qualified and complementary directors to add to the existing five-member Board.
Board Appointment of H Michael Cohen as Lead Independent Director; Waiver
On March 22, 2023, the independent members of the Board unanimously resolved to appoint existing director H Michael Cohen as the Lead Independent Director of the Board, to serve in such position until the Company’s 2024 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal from the Board. Mr. Kiani, the Company’s Chairman and Chief Executive Officer, irrevocably and permanently waived his rights (the “Waiver”), pursuant to Mr. Kiani’s Amended and Restated Employment Agreement with the Company, dated as of November 4, 2015, as amended (the “Employment Agreement”), to: (i) treat the appointment of any Lead Independent Director of the Board as “Good Reason” under the Employment Agreement, and (ii) terminate (or deliver any termination notice) or make any claim under the Employment Agreement as a result of the appointment of any Lead Independent Director of the Board.
Additional Waiver
In addition, effective February 8, 2023, Mr. Kiani agreed that the valid election to the Board at the 2023 Annual Meeting of any two individuals nominated by the Company stockholders in lieu of two of the Company’s current Board members will not be deemed to constitute a “Change in Control” for purposes of Section 9(iii) of the Employment Agreement.

Press Release
On March 23, 2023, the Company issued a press release announcing the governance changes described in Item 7.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), except as expressly incorporated by reference in Item 1.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Amendment No. 1 to Rights Agreement, dated as of March 22, 2023, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent.
10.1	Limited Waiver, dated as of March 22, 2023, executed by Joe Kiani.
99.1	Press Release, dated March 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: March 23, 2023	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)